Exhibit 5.4

June 25, 2013

URS Corporation

600 Montgomery Street, 26th Floor

San Francisco, California 94111-2728

Re:	Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-187968); Exchange Offer for up to $400,000,000 in Aggregate Principal Amount of 3.850% Senior Notes Due 2017 and up to $600,000,000 in Aggregate Principal Amount of 5.000% Senior Notes Due 2022 of URS Corporation and URS Fox US LP

Ladies and Gentlemen:

We have acted as counsel to E.C. Driver & Associates, Inc., a Florida corporation (“E.C. Driver”) and subsidiary of URS Corporation, a Delaware corporation (the “Parent”), in connection with the issuance of up to $400,000,000 aggregate principal amount of the 3.850% Senior Notes due 2017 and up to $600,000,000 in aggregate principal amount of the 5.000% Senior Notes due 2022 (collectively, the “Exchange Notes”) of Parent and URS Fox US LP, a Delaware limited partnership (together with the Parent, the “Issuers”), and the guarantees of the Exchange Notes by each of the guarantors (the “Guarantees”), including the guarantee of E.C. Driver (the “E.C. Driver Guarantee”), party to a base indenture, dated as of March 15, 2012, among the Issuers and U.S. Bank National Association, as trustee, supplemental indentures thereto, among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee (together with the base indenture, the “Indenture”), and a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission on April 17, 2013, as amended by Amendment No. 1 filed with the Securities and Exchange Commission on June 25, 2013 (the “Registration Statement”). The Exchange Notes and the Guarantees will be issued in exchange for the Issuers’ outstanding 3.850% Senior Notes due 2017 and 5.000% Senior Notes due 2022, as applicable, and the related guarantees, on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issue of the Exchange Notes and Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Issuers, the guarantors and others as to factual matters without having independently verified such factual matters. As to certain matters of fact that are material to our opinions, we have also examined and relied on a certificate of officers of E.C. Driver (the “Fact Certificate”) attached as Exhibit A hereto. Our opinion expressed in numbered paragraph 1 is based, as applicable, exclusively on certificates from the Florida

Secretary of State dated June 14, 2013. We are opining herein as to the internal laws of the State of Florida, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. In rendering this opinion, except for the specific opinions covered by this opinion, we have relied upon the opinion issued on June 25, 2013 by Latham & Watkins LLP to you as of such date.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	E.C. Driver is a corporation validly existing and its status is “active” under the laws of the State of Florida.

2.	The E.C. Driver Guarantee and the Indenture have been executed and delivered by E.C. Driver, and the issuance of the E.C. Driver Guarantee has been duly authorized by all necessary corporate action of E.C. Driver.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and Latham & Watkins LLP, in its rendering of its opinion to you dated June 25, 2013, and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Cozen O’Connor, P.C.

Exhibit A

Fact Certificate

OPINION FACT CERTIFICATE

June 25, 2013

Cozen O’Connor

200 S. Biscayne Blvd, Suite 4410

Miami, FL 33131

Re:	Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-187968); Exchange Offer for up to $400,000,000 in Aggregate Principal Amount of 3.850% Senior Notes Due 2017 and up to $600,000,000 in Aggregate Principal Amount of 5.000% Senior Notes Due 2022 (the “Exchange Notes”) of URS Corporation and URS Fox US LP

Gentlemen:

We are furnishing this Certificate to you in connection with, and as of the date of, the opinion (the “Opinion”) that you are being asked to render on behalf of E.C. Driver & Associates, Inc. (“E.C. Driver”) and URS Construction Services, Inc. (“URS Construction” and, collectively with E.C. Driver, “Guarantors”), guarantors of the Exchange Notes pursuant to a base indenture, dated as of March 15, 2012, among the Issuers and U.S. Bank National Association, as trustee, supplemental indentures thereto, among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee (together with the base indenture, the “Indenture”). With the understanding that you are relying on this Certificate, E.C. Driver and URS Construction certify to you as to such entity as follows:

1.	The Unanimous Written Consent of the Board of Directors of such Guarantor dated as of March 6, 2012 (the “Resolutions”) delivered to us (1) is true, correct and complete copies and have been duly executed or adopted as described therein and (2) remains in full force and effect and had not been revoked or rescinded as of the date of the Indenture.

2.	H. Thomas Hicks was an Authorized Officer (as defined in the Resolutions) of such Guarantor for purposes of the execution of the Indenture.

3.	The Guarantor has full right, power and authority to execute, deliver the Indenture.

4.	No action or proceeding for the dissolution, winding up, termination, or liquidation of the Guarantor is pending, or to the best of the undersigned’s knowledge, is threatened, and none of the directors, shareholders or officers of the Guarantor has taken any action in contemplation of such action or proceeding.

E.C. DRIVER & ASSOCIATES, INC.

By:	/s/ Kristin Jones

Name:	Kristin Jones
Title:	Secretary

URS CONSTRUCTION SERVICES, INC.

By:	/s/ Kristin Jones

Name:	Kristin Jones
Title:	Secretary

June 25, 2013

URS Corporation

600 Montgomery Street, 26th Floor

San Francisco, California 94111-2728

Re:	Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-187968); Exchange Offer for up to $400,000,000 in Aggregate Principal Amount of 3.850% Senior Notes Due 2017 and up to $600,000,000 in Aggregate Principal Amount of 5.000% Senior Notes Due 2022 of URS Corporation and URS Fox US LP

Ladies and Gentlemen:

We have acted as counsel to URS Construction Services, Inc., a Florida corporation (“URS Construction”) and subsidiary of URS Corporation, a Delaware corporation (the “Parent”), in connection with the issuance of up to $400,000,000 aggregate principal amount of the 3.850% Senior Notes due 2017 and up to $600,000,000 in aggregate principal amount of the 5.000% Senior Notes due 2022 (collectively, the “Exchange Notes”) of Parent and URS Fox US LP, a Delaware limited partnership (together with the Parent, the “Issuers”), and the guarantees of the Exchange Notes by each of the guarantors (the “Guarantees”), including the guarantee of URS Construction (the “URS Construction Guarantee”), party to a base indenture, dated as of March 15, 2012, among the Issuers and U.S. Bank National Association, as trustee, supplemental indentures thereto, among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee (together with the base indenture, the “Indenture”), and a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission on April 17, 2013, as amended by Amendment No. 1 filed with the Securities and Exchange Commission on June 25, 2013 (the “Registration Statement”). The Exchange Notes and the Guarantees will be issued in exchange for the Issuers’ outstanding 3.850% Senior Notes due 2017 and 5.000% Senior Notes due 2022, as applicable, and the related guarantees, on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issue of the Exchange Notes and Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Issuers, the guarantors and others as to factual matters without having independently verified such factual matters. As to certain matters of fact that are material to our opinions, we have also examined and relied on a certificate of officers of URS Construction (the “Fact Certificate”) attached as Exhibit A hereto. Our opinion expressed in numbered paragraph 1 is based, as applicable, exclusively on certificates from the Florida

Secretary of State dated June 14, 2013. We are opining herein as to the internal laws of the State of Florida, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. In rendering this opinion, except for the specific opinions covered by this opinion, we have relied upon the opinion issued on June 25, 2013 by Latham & Watkins LLP to you as of such date.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	URS Construction is a corporation validly existing and its status is “active” under the laws of the State of Florida.

2.	The URS Construction Guarantee and the Indenture have been executed and delivered by URS Construction, and the issuance of the URS Construction Guarantee has been duly authorized by all necessary corporate action of URS Construction.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and Latham & Watkins LLP, in its rendering of its opinion to you dated June 25, 2013, and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Cozen O’Connor, P.C.

Exhibit A

Fact Certificate

OPINION FACT CERTIFICATE

June 25, 2013

Cozen O’Connor

200 S. Biscayne Blvd, Suite 4410

Miami, FL 33131

Re:	Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-187968); Exchange Offer for up to $400,000,000 in Aggregate Principal Amount of 3.850% Senior Notes Due 2017 and up to $600,000,000 in Aggregate Principal Amount of 5.000% Senior Notes Due 2022 (the “Exchange Notes”) of URS Corporation and URS Fox US LP

Gentlemen:

We are furnishing this Certificate to you in connection with, and as of the date of, the opinion (the “Opinion”) that you are being asked to render on behalf of E.C. Driver & Associates, Inc. (“E.C. Driver”) and URS Construction Services, Inc. (“URS Construction” and, collectively with E.C. Driver, “Guarantors”), guarantors of the Exchange Notes pursuant to a base indenture, dated as of March 15, 2012, among the Issuers and U.S. Bank National Association, as trustee, supplemental indentures thereto, among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee (together with the base indenture, the “Indenture”). With the understanding that you are relying on this Certificate, E.C. Driver and URS Construction certify to you as to such entity as follows:

1.	The Unanimous Written Consent of the Board of Directors of such Guarantor dated as of March 6, 2012 (the “Resolutions”) delivered to us (1) is true, correct and complete copies and have been duly executed or adopted as described therein and (2) remains in full force and effect and had not been revoked or rescinded as of the date of the Indenture.

2.	H. Thomas Hicks was an Authorized Officer (as defined in the Resolutions) of such Guarantor for purposes of the execution of the Indenture.

3.	The Guarantor has full right, power and authority to execute, deliver the Indenture.

4.	No action or proceeding for the dissolution, winding up, termination, or liquidation of the Guarantor is pending, or to the best of the undersigned’s knowledge, is threatened, and none of the directors, shareholders or officers of the Guarantor has taken any action in contemplation of such action or proceeding.

E.C. DRIVER & ASSOCIATES, INC.

By:	/s/ Kristin Jones

Name:	Kristin Jones
Title:	Secretary

URS CONSTRUCTION SERVICES, INC.

By:	/s/ Kristin Jones

Name:	Kristin Jones
Title:	Secretary